Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals acquires the exclusive rights to Collatamp G® in Canada

-	Stellar strengthens its Specialty Care Products business with Collatamp G® (gentamicin impregnated sponge) acquisition

MILTON, ONTARIO -- (MARKET WIRE) -- June 20, 2012 -- Stellar Pharmaceuticals Inc. ("Stellar")(OTCQB: SLXCF)(OTCBB: SLXCF)(PINKSHEETS: SLXCF) today announced that it has acquired the Canadian rights for Collatamp G® from Theramed Corporation.

Collatamp G® is approved in over 50 countries for the local haemostasis of capillary, parenchymatous and seeping haemorrhages in areas with a high risk of infection and has been shown to reduce post-operative infections across a range of surgical disciplines, including a reduction of 53% in a large randomised controlled study in cardiac surgery.   “Collatamp G® is currently used in over 120 hospitals and surgical centres across Canada” noted Rob Harris, President & CEO of Stellar. “We are very pleased to be able to expand our hospital, specialty care business, which is a target area of growth for Stellar.”

With this acquisition, Stellar gains the exclusive Canadian rights to Collatamp G® (gentamicin impregnated sponge) from Theramed Corporation. Collatamp G®, approved by Health Canada on August 1, 2007 and launched in Canada in 2008, is a lyophilized collagen implant impregnated with the aminoglycoside antibiotic gentamicin. Collatamp G® is indicated for for the local haemostasis of capillary, parenchymatous and seeping haemorrhages in areas with a high risk of infection.  Collatamp G® contains gentamicin sulphate at a locally effective dose and has been shown to be efficacious in the treatment and prevention of post-operative acquired infection across many surgical interventions including cardiac surgery, gastro-intestinal surgery, vascular surgery and orthopaedic surgery.  EUSA Pharma ("EUSA") owns the worldwide rights (except US) to Collatamp G® for implant indication and licensed the product to Theramed in 2008.

Studies have shown that surgical site infections (SSIs) can have a significant effect on quality of life for the patient as they are associated with considerable morbidity and extended hospital stay and, in addition result in a considerable financial burden to healthcare providers.

“Collatamp G® will benefit from increased promotion planned by Stellar,” noted Mr. Harris. “We are also confident that our existing specialty care products, NeoVisc® and Uracyst®, will benefit from Stellar’s enhanced presence in the hospital and specialty care markets. We are very excited about the growth potential from Collatamp G® and look forward to building long-term relationships with EUSA.”

Although financial details were not disclosed, sales of Collatamp G® will become immediately accretive.

About Collatamp G®
The Collatamp G® surgical implant is based on proprietary collagen sponge technology, which is designed for site-specific delivery of pharmaceuticals, particularly antibiotics and anaesthetics. The implant is a leave-behind biodegradable collagen matrix impregnated with the broad-spectrum antibiotic gentamicin, which is indicated for the local haemostasis of capillary, parenchymatous and seeping haemorrhages in areas with a high risk of infection.  Collatamp G® contains gentamicin sulphate at a locally effective dose and has been shown to be efficacious in the treatment and prevention of post-operative acquired infection across many surgical interventions including cardiac surgery, gastro-intestinal surgery, vascular surgery and orthopaedic surgery.  The product, which has significant growth potential in a major market segment, is approved for use in over 50 countries throughout the world.  EUSA acquired the worldwide rights (except US) to Collatamp G® for implant indication from Innocoll Pharmaceuticals in 2007. For more information on Collatamp G, please visit www.collatampg.ca

About Stellar Pharmaceuticals Inc.
Stellar and its subsidiary, Tribute Pharmaceuticals, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Stellar markets Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) and Uracyst® (sodium chondroitin sulfate solution 2%) in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Stellar is currently in negotiations to license both NeoVisc® and Uracyst® in the United States and other international markets.

About EUSA Pharma, an international division of Jazz Pharmaceuticals
EUSA Pharma focuses on in-licensing, developing and marketing late-stage oncology, oncology supportive care and critical care products.

EUSA Pharma currently has seven products on the International market: Erwinase® and Kidrolase® for treatment of acute lymphoblastic leukaemia; Caphosol® for the treatment of oral mucositis, a common and debilitating side-effect of radiation therapy and high-dose chemotherapy; Xenazine®, for treatment for movement disorders; Collatamp®, an antibiotic surgical implant; Custodiol®, a tissue preservative solution used in organ transplantation; and Fomepizole®, an antidote for ethylene glycol poisoning.

Forward-Looking Statements
This press release contains certain forward-looking statements about Stellar as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties. Stellar's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Stellar to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Stellar's reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Stellar assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

For further information on Stellar visit http://www.stellarpharma.com or contact:

Stellar Pharmaceuticals Inc.	or	Stellar Pharmaceuticals Inc.
Scott Langille		Arnold Tenney
CFO		Chairman
519-434-1540		705-455-9505
scott.langille@stellarpharma.com

Source references available by request.

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